                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information consists of an unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1996 and the related unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 (collectively, the "Pro Forma Statements"). The Pro Forma Statements reflect adjustments to the historical consolidated financial statements of the Company to give effect to (i) the transactions (collectively, the "Transactions") simultaneously consummated by the Company effective February 23, 1996, wherein the Company, directly or indirectly, acquired all of the assets and liabilities and succeeded to the businesses of American Wireless Systems, Inc. ("AWS") and CableMaxx, Inc. ("CMAX") and acquired substantially all of the assets and certain liabilities and succeeded to all the businesses of Fort Worth Wireless Cable T.V. Associates, Wireless Cable TV Associates #38, and Three Sixty Corp., successor to Technivision, Inc. ("TechniVision"), (ii) the transactions effected by the Company immediately following the closing of the Transactions pursuant to which the Company (or certain of its subsidiaries) contributed or sold a substantial portion of the assets received in the Transactions and certain other assets to CS Wireless Systems, Inc. ("CS Wireless") in exchange for (A) approximately $28.3 million in cash, (B) shares of CS Wireless Common Stock constituting approximately 35% of the outstanding shares of CS Wireless, (C) a $25 million promissory note payable on or before nine months from the closing and (D) a $15 million promissory note payable ten years from the closing and prepayable from asset sales and upon certain other events (the "CS Transaction"), (iii) the payment of $6.9 million in consent solicitation fees to the holders of the Company's $115 million aggregate principal amount of 13% Senior Notes due 2003 (the "Existing Notes"),
(iv) the offering of the Company's $125 million aggregate principal amount of 14% Senior Notes due 2004 (the "Notes") and (v) certain other events. The Pro Forma Condensed Combined Balance Sheet has been prepared assuming the payment of $6.9 million in consent solicitation fees to the holders of the Existing Notes and the offering of the Notes occurred on September 30, 1996. The Pro Forma Condensed Combined Statements of Operations have been prepared assuming the Transactions, the CS Transaction, the payment of $6.9 million in consent solicitation fees to the holders of the Existing Notes, the offering of the Notes and certain other acquisitions and transactions (as discussed in the Notes to the Pro Forma Statements) occurred on January 1, 1995.

     For financial reporting purposes, the Existing Notes have been treated as being extinguished and reissued as of September 30, 1996 as a result of the consent solicitation fees to be paid to the holders of the Existing Notes. The Existing Notes have been recorded in the Pro Forma Statements at their estimated fair value as of September 30, 1996 of $124.2 million. The associated write-off of debt issuance costs related to the Existing Notes of $5.5 million, the consent solicitation fees of $6.9 million and the adjustment of $11.6 million to the Existing Notes to reflect their estimated fair value as of September 30, 1996 would result in an extraordinary item of approximately $24.0 million. Assuming the Existing Notes had been recorded at their estimated fair value as of November 27, 1996 of $115.0 million, total long term debt (including current portion) would have been $306.0 million and, the associated extraordinary item would have been approximately $14.8 million.

     The Transactions were accounted for by the purchase method of accounting. With respect to the Transactions, the purchase price has been allocated on a preliminary basis to the assets and liabilities acquired based on the estimated fair values of such assets and liabilities.

     The Pro Forma Statements have been determined utilizing the historical unaudited statement of operations of TechniVision for the year ended November 30, 1995. The TechniVision historical statement of operations for the year ended November 30, 1995 has been derived utilizing TechniVision's historical audited statement of operations for the year ended May 31, 1995 and unaudited statements of operations for the six months ended November 30, 1994 and 1995. The CMAX historical statement of operations for the year ended December 31, 1995 has been derived utilizing CMAX's historical audited statement of operations for the year ended June 30, 1995 and unaudited statements of operations for the six months ended December 31, 1994 and 1995. The CMAX and TechniVision historical statement of operations for the period from January 1, 1996 to

February 23, 1996 has been derived utilizing unaudited statements of operations for the two months ended February 28, 1996. No material adjustments were recorded in determining such amounts.

     The Pro Forma Statements and accompanying notes should be read in conjunction with the historical financial statements of the Company, including the notes thereto. The Pro Forma Statements do not purport to represent what the Company's results of operations or financial position actually would have been had such transactions or events occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Statements.

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                                                          NOTES         PRO FORMA
                                                           HEARTLAND     OFFERING      AS ADJUSTED
                                                           ---------     --------      -----------
Cash and cash equivalents................................  $  15,144     $ 95,750 (A)   $ 103,994
                                                                           (6,900)(B)
Restricted investments...................................     14,533       17,000 (A)      31,533
Other current assets.....................................      9,365                        9,365
                                                           ---------     --------       ---------
          Total current assets...........................     39,042      105,850         144,892
Systems and equipment, net...............................    128,043                      128,043
License and leased license investment, net...............    131,605                      131,605
Investments in affiliates................................     98,538                       98,538
Excess of cost over fair value of net assets acquired,
  net....................................................     38,072                       38,072
Restricted investments...................................         --        8,000 (A)       8,000
Other assets, net........................................     11,541        4,250 (A)      10,300
                                                                           (5,491)(B)
                                                           ---------     --------       ---------
                                                           $ 446,841     $112,609       $ 559,450
                                                           =========     ========       =========

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt........................  $     740     $              $     740
Other current liabilities................................     19,273                       19,273
                                                           ---------     --------       ---------
          Total current liabilities......................     20,013           --          20,013
Long-term debt, less current portion.....................    177,858      125,000 (A)     314,505
                                                                           11,647 (B)
Deferred income taxes....................................     28,756                       28,756
Other liabilities........................................        239                          239
Stockholders' equity.....................................    219,975      (24,038)(B)     195,937
                                                           ---------     --------       ---------
                                                           $ 446,841     $112,609       $ 559,450
                                                           =========     ========       =========

                 See accompanying notes to Pro Forma Statements

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          HISTORICAL                                   PRO FORMA ADJUSTMENTS
                          --------------------------------------------------------------------------   ----------------------
                                                                FTW       MINNEAPOLIS                   PURCHASE
                          HEARTLAND      CMAX       AWS     PARTNERSHIP   PARTNERSHIP   TECHNIVISION   ACCOUNTING      OTHER
                          ----------   --------   -------   -----------   -----------   ------------   ----------     -------
Revenues................. $   15,300   $ 14,292   $   100     $   597       $   982       $  6,716     $      --      $ 1,284(H)
                          ----------   --------   -------     -------       -------        -------     ---------      -------
Operating expenses:
  Systems operations.....      4,893      6,928        --         526         1,435          3,306            --          627(H)
                                                                                                                          250(I)
  Selling, general and
    administrative.......     11,887      8,512     2,123         768           735          3,029        (1,862)(C)      587(H)
                                                                                                             350 (D)
  Depreciation and
    amortization.........      6,234      9,876        83         779         1,072          2,600         2,974 (E)      351(H)
                                                                                                           1,122 (F)      270(J)
                          ----------   --------   -------     -------       -------        -------     ---------      -------
      Total operating
        expenses.........     23,014     25,316     2,206       2,073         3,242          8,935         2,584        2,085
                          ----------   --------   -------     -------       -------        -------     ---------      -------
      Operating loss.....     (7,714)   (11,024)   (2,106)     (1,476)       (2,260)        (2,219)       (2,584)        (801)
Interest expense.........    (13,717)    (1,267)     (161)         --            --         (1,469)           --           --
Equity in losses of
  affiliates.............     (1,369)        --      (188)         --            --             --           188 (G)      129(K)
Interest income and
  other..................      2,613        142       763          59           131          3,616          (188) (G)      --
                          ----------   --------   -------     -------       -------        -------     ---------      -------
      Loss before income
        taxes and
        extraordinary
        item.............    (20,187)   (12,149)   (1,692)     (1,417)       (2,129)           (72)       (2,584)        (672)
Income tax benefit.......      4,285         --        --          --            --             --            --       12,273(L)
                          ----------   --------   -------     -------       -------        -------     ---------      -------
      Loss before
        extraordinary
        item............. $  (15,902)  $(12,149)  $(1,692)    $(1,417)      $(2,129)      $    (72)    $  (2,584)     $11,601
                          ==========   ========   =======     =======       =======        =======     =========      =======
Loss per share before
  extraordinary item..... $    (1.34)
                          ==========
Weighted average shares
  outstanding............ 11,865,551                                                                   6,757,166 (O)  623,043(O)
                          ==========                                                                   =========      =======

                             PRO FORMA
                            ADJUSTMENTS
                          ---------------
                           INVESTMENTS IN
                            WIRELESS ONE
                                AND                         NOTES        PRO FORMA
                            CS WIRELESS       PRO FORMA    OFFERING     AS ADJUSTED
                           --------------     ----------   --------     -----------
Revenues.................     $   (632)(N)    $  32,994         --      $   32,994
                                (5,645)(M)
                              --------        ----------
Operating expenses:
  Systems operations.....       (4,111)(M)       13,454                     13,454
                                  (400)(N)
  Selling, general and
    administrative.......       (5,472)(M)       20,309                     20,309
                                  (348)(N)
  Depreciation and
    amortization.........       (8,506)(M)       16,661                     16,661
                                  (194)(N)
                              --------        ----------
      Total operating
        expenses.........      (19,031)          50,424         --          50,424
                              --------        ----------
      Operating loss.....       12,754          (17,430)                   (17,430)
Interest expense.........          161(M)       (16,453)   (18,031) (P)    (32,784)
                                                             1,700 (Q)
Equity in losses of
  affiliates.............       (4,954)(N)      (18,564)                   (18,564)
                               (12,370)(M)
Interest income and
  other..................         (763)(M)        6,373                      6,373
                              --------        ----------
      Loss before income
        taxes and
        extraordinary
        item.............       (5,172)         (46,074)   (16,331)        (62,405)
Income tax benefit.......           --           16,558      6,042 (L)      22,600
                              --------        ----------
      Loss before
        extraordinary
        item.............     $ (5,172)       $ (29,516)   (10,289)        (39,805)
                              ========        ==========
Loss per share before
  extraordinary item.....                     $   (1.53)                $    (2.06)
                                              ==========
Weighted average shares
  outstanding............       78,242(O)     19,324,002                19,324,002
                              ========        ==========

                See accompanying notes to Pro Forma Statements.

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                 FOR THE NINE                                                                    PRO FORMA
                                 MONTHS ENDED          FOR THE PERIOD JANUARY 1, 1996 TO FEBRUARY 23, 1996       ADJUSTMENTS
                              SEPTEMBER 30, 1996   -----------------------------------------------------------   -----------
                              ------------------                          FTW       MINNEAPOLIS                   PURCHASE
                                  HEARTLAND         CMAX       AWS    PARTNERSHIP   PARTNERSHIP   TECHNIVISION   ACCOUNTING
                              ------------------   -------    -----   -----------   -----------   ------------   ----------
Revenues.....................     $   38,964       $ 2,535    $  15      $  85         $ 148         $1,053      $      --
                                  ----------       -------    -----      -----         -----         ------      ---------
Operating expenses:
  Systems operations.........         13,179         1,043       --         86           480            570
  Selling, general and
    administrative...........         23,865         1,369      317         96           218            522           (271)(C)
  Depreciation and
    amortization.............         18,150         2,366       21        117           172            319            739 (E)
                                                                                                                       175 (F)
                                  ----------       -------    -----      -----         -----         ------      ---------
        Total operating
          expenses...........         55,194         4,778      338        299           870          1,411            643
                                  ----------       -------    -----      -----         -----         ------      ---------
        Operating loss.......        (16,230)       (2,243)    (323)      (214)         (722)          (358)          (643)
Interest expense.............        (15,167)         (185)     (12)        --            --           (161)
Equity in losses of
  affiliates.................        (12,702)           --      (38)        --            --             --             38 (G)
Interest income and other....          8,182             4       (2)         8            30             --            (38)(G)
                                  ----------       -------    -----      -----         -----         ------      ---------
        Loss before income
          taxes and
          extraordinary
          item...............        (35,917)       (2,424)    (375)      (206)         (692)          (519)          (643)
Income tax benefit...........         11,826            --       --         --            --             --
                                  ----------       -------    -----      -----         -----         ------      ---------
        Loss before
          extraordinary
          item...............     $  (24,091)      $(2,424)   $(375)     $(206)        $(692)        $ (519)     $    (643)
                                  ==========       =======    =====      =====         =====         ======      =========
Loss per share before
  extraordinary item.........     $    (1.33)
                                  ==========
Weighted average shares
  outstanding................     18,103,000                                                                     1,329,678 (O)
                                  ==========                                                                     =========

                                 PRO FORMA
                                ADJUSTMENTS
                               -------------
                               INVESTMENT IN
                                CS WIRELESS                     NOTES         PRO FORMA
                                 AND OTHER       PRO FORMA     OFFERING      AS ADJUSTED
                               -------------     ----------    --------      -----------
                              <
Revenues.....................     $(1,500)(M)    $  41,300           --      $   41,300
                                  -------        ----------     -------      ----------
Operating expenses:
  Systems operations.........      (1,201)(M)       14,157                       14,157
  Selling, general and
    administrative...........      (1,242)(M)       24,874                       24,874
  Depreciation and
    amortization.............      (1,469)(M)       20,590                       20,590

                                  -------        ----------     -------      ----------
        Total operating
          expenses...........      (3,912)          59,621           --          59,621
                                  -------        ----------     -------      ----------
        Operating loss.......       2,412          (18,321)          --         (18,321)
Interest expense.............         128(M)       (15,397)     (13,523)(P)     (27,220)
                                                                  1,700 (Q)
Equity in losses of
  affiliates.................      (4,015)(M)      (16,717)                     (16,717)
Interest income and other....                        8,184                        8,184
                                  -------        ----------     -------      ----------
        Loss before income
          taxes and
          extraordinary
          item...............      (1,475)         (42,251)     (11,823)        (54,074)
Income tax benefit...........      (3,376)           8,450                        8,450
                                  -------        ----------     -------      ----------
        Loss before
          extraordinary
          item...............     $(4,851)       $ (33,801)    $(11,823)     $  (45,624)
                                  =======        ==========     =======      ==========
Loss per share before
  extraordinary item.........                    $   (1.74)                  $    (2.35)
                                                 ==========                  ==========
Weighted average shares
  outstanding................                    19,432,678                  19,432,678
                                                 ==========                  ==========

                See accompanying notes to Pro Forma Statements.

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

(A) Reflects the issuance of the Notes, net of estimated debt issuance costs of $4.25 million, and the payment of $6.9 million in bondholder consent solicitation fees. The Company will place approximately $25.0 million of the net proceeds realized from the sale of the Notes, representing funds sufficient to pay the first three interest payments on the Notes, into an Escrow Account to be held by an Escrow Agent for the benefit of the holders of the Notes.

(B) Reflects the write-off of debt issuance costs related to the Existing Notes and the adjustment of the Existing Notes to their estimated fair value as of September 30, 1996. For financial reporting purposes, the Existing Notes have been treated as being extinguished and reissued as of September 30, 1996 as a result of the consent solicitation fees to be paid to the holders of the Existing Notes.

(C) Reflects the elimination of certain historical corporate general and administrative expenses that, in the opinion of Company management, will not be incurred by the Company. Such expenses consist primarily of management fees, salaries of officers and other duplicative corporate personnel and professional fees.

     YEAR ENDED DECEMBER 31, 1995                                CMAX      TECHNIVISION     TOTAL
     ----------------------------                               ------     ------------     ------
     Compensation(a)..........................................  $  513         $ --         $  513
     Office, legal, BOD and other(b)..........................     849           --            849
     Management fees..........................................     230          270            500
                                                                ------         ----         ------
                                                                $1,592         $270         $1,862
                                                                ======         ====         ======
     SIX MONTHS ENDED JUNE 30, 1996
     ------------------------------
     Compensation(a)..........................................  $   74         $ --         $   74
     Office, legal, BOD and other(b)..........................     197           --            197
                                                                ------         ----         ------
                                                                $  271         $ --         $  271
                                                                ======         ====         ======

     (a) Represents 50% of historical corporate compensation expense of CMAX.

     (b) Represents historical expenses related to corporate office, legal, board of director fees and shareholder costs.

(D) Reflects the additional expense from the non-competition and consulting agreement with an AWS executive officer.

(E) Reflects incremental amortization of license and leased license investment associated with the Transactions. Amortization of license and leased license investment is calculated beginning with inception of service in each respective market over an estimated useful life of 20 years.

(F) Reflects incremental amortization of excess of cost over fair value of net assets acquired in the Transactions. Excess of cost over fair value of net assets required is amortized over an estimated useful life of 20 years.

(G) Reflects the elimination of AWS' share of the losses of the Fort Worth and Minneapolis joint ventures.

(H) Reflects the historical revenues and expenses associated with the acquisitions of wireless cable systems in Lubbock, Texas in May 1995, Lykens, Ohio in July 1995, Paragould, Arkansas in July 1995, and Sikeston, Missouri in July 1995, until the respective acquisition dates of such systems.

(I) Reflects the incremental lease rental payments associated with the 1995 purchases by and distribution to the Company of certain non-operating markets previously owned by RuralVision Joint Venture.

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

(J) Reflects the incremental amortization of license and leased license investment associated with the acquisitions of wireless cable systems in Lubbock, Texas; Lykens, Ohio; Paragould, Arkansas; and Sikeston, Missouri and the incremental amortization of the excess of cost over fair value of net assets acquired associated with the acquisitions of certain minority interests in March 1995. The acquisition dates of each respective system are set forth in note (H). Amortization of license and leased license investment is calculated beginning with inception of service in each respective market.

(K) Reflects the reversal of equity in losses in RuralVision Joint Venture due to the termination of such venture in January 1995 and acquisition of such venture's markets by the Company.

(L) Reflects the adjustment to income tax benefit related to the pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through reversals of existing taxable differences.

(M) Reflects the elimination of historical revenues and expenses (as adjusted for additional amortization related to license and lease license investment for the markets acquired in the Transactions) associated with the net assets contributed to CS Wireless and the Company's equity in pro forma losses of CS Wireless.

(N) Reflects the elimination of historical revenues and expenses associated with the wireless cable systems located in Milano, Texas and Monroe, Louisiana which were contributed to Wireless One, Inc. and the Company's equity in pro forma losses of Wireless One, Inc.

(O) Reflects the effect of shares issued in connection with the Transactions, the transaction with Wireless One, Inc. and certain other transactions as if each had occurred as of January 1, 1995.

(P) Reflects additional interest expense at a rate of 14.0% and amortization of estimated debt issuance costs of $4.25 million associated with the Notes.

(Q) Reflects the estimated reduction in interest expense associated with the write-off of debt issuance costs related to the Existing Notes and the adjustment of the Existing Notes to their estimated fair value as of September 30, 1996 as set forth in note (B).